EXHIBIT 23.2


                         Consent of Arthur Andersen LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



FirstFed Bancorp, Inc.
Bessemer, Alabama


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of 250,000 shares of FirstFed Bancorp, Inc. common stock in connection with the 2001 Stock Incentive Plan) of our report, dated January 26, 2001 incorporated by reference in FirstFed Bancorp's Form 10-KSB for the year ended December 31, 2000 and to all references to our firm included in this Registrations Statement.



                                              /s/  Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

Birmingham, Alabama
May 29, 2001